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                                                                      EXHIBIT 11





             STATEMENT RE COMPUTATION OF PER SHARE EARNINGS  (LOSS)


                                                                                      YEARS ENDED DECEMBER 31,
                                                                    -------------------------------------------------------
                                                                           1995                 1994                 1993
                                                                    ---------------            ---------           --------
   Income  (loss)  from continuing operations                       $     4,260,000            1,916,000           (441,000)

   Income  (loss)  from discontinued operations                                  -                    -              480,000
                                                                    ---------------            ---------           --------

         Net income                                                 $     4,260,000            1,916,000              39,000
                                                                    ===============            =========           =========
   Weighted average number of common
         shares outstanding                                               3,836,063            3,836,063           3,836,063
                                                                    ===============            =========           =========
   Income  (loss)  per share of common stock:
         Continuing operations                                      $          1.11                 0.50              (0.11)
         Discontinued operations                                                 -                    -                 0.12
                                                                    ---------------            ---------           --------
               Net income                                           $          1.11                 0.50                0.01
                                                                    ===============            =========           =========

NOTE: Outstanding stock options are excluded from the computation as the effective dilution in earnings per share data is less than 3%.